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                                 EXHIBIT 23.1

       CONSENT OF PRICEWATERHOUSECOOPERS L.L.P., INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
Zitel Corporation on Form S-3 (File No.          ) of our reports dated
October 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Zitel Corporation as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, appearing in the Company's 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We consent to the reference to our firm under the caption "Experts."


                             s/PricewaterhouseCoopers L.L.P

San Jose, California
July 15, 1998